Exhibit 99.1

NEW YORK, Feb. 7, 2013 /PRNewswire/ -- Ace Marketing & Promotions, Inc. (AMKT) is pleased to announce today that it has signed a sales and licensing agreement with Influential Media Group LLC ("IMG"), to create a series of website properties for the purpose of generating alternative revenue streams for some of the largest influencers on Twitter. The platform makes it possible for social media influencers to drive traffic to a traditional web environment to provide a more robust engagement for their followers. At the same time, Ace and IMG are creating multiple opportunities to generate new revenue streams through advertising and merchandise sales.

Ace's proprietary platform creates a rich user experience that aggregates the traditional web and social media content into a single portal. This aggregated content is thoughtfully displayed through a responsive user interface that dynamically adjusts depending on the device being used to display the content from desktop to tablet to smartphone. This allows the user to interact with both the website and social media content without ever leaving the site.

IMG is in the business of Social Media, Brand Development and widespread content distribution via social media platforms. IMG owns and manages accounts on Twitter that collectively represent over 30 million registered followers. Through their unparalleled network and partners, they are able to build highly targeted groups of followers that drive significant web-based activity.

Ace Co-CEO, Michael Trepeta said, "We are extremely excited to be working with a company like IMG. They have a proven track record of driving traffic via social media, and are industry leaders in creatively generating revenue with their ever-growing network of Twitter influencers."

In addition to the numerous high-profile celebrity accounts IMG manages, they also own Twitter verified accounts such as; @Notebook, @FLTNESS, @BeautifulSkin and @FashionAndStyle.

Ryan Detert, Partner, IMG added, "Ace's proprietary website development technologies will make it possible to rapidly deploy dynamic web properties, which will bring exciting new monetization mechanisms to our Twitter-based influencer network. We're thrilled to be partnered with Ace to take this platform to market."

ABOUT "ACE"

Ace Marketing & Promotions, Inc. is a business and technology development company focusing on advanced integrated marketing platforms, mobile marketing, social networks, website development and digital media. The Company's 3 business divisions are: Ace Marketing Group (Integrated Marketing Technologies), Venn Media (Integrated Website Development and Social Media Platform) and Mobiquity Networks (Location Based Mobile Marketing Network). For more information you can visit:

www.acemarketing.net www.appliedmarketingtechnologies.net

www.vennmedia.net www.mobiquitynetworks.com

ABOUT "Influential Media Group LLC"

Located on Sunset Blvd in Hollywood, CA, we own and manage accounts on Twitter that have over 30 million followers. Because of our unparalleled network and partners, we are able to build followers and monetize accounts. We drive engagement for celebrities and brands, and use our network for strategic partnerships. Our Specialties include; Social Media, Twitter, Engagement, Influence, Impressions, Ad Serving, Content, Celebrities, Trending Topics, Twitter Analytics, Demographic targeting and Building Followers.

http://www.influentialmediagroup.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

Contact Information:
Ace Marketing & Promotions, Inc.	Influential Media Group, LLC
Legend Securities, Inc.	Ryan Detert
Thomas Wagner	E: ryan@influentialmediagroup.com
800-385-5790
718-233-2627
E:twagner@legendsecuritiesinc.com